                                                                    EXHIBIT 99.1


                       VIDEO NETWORK COMMUNICATIONS, INC.

                                 BALANCE SHEETS

                                     ASSETS
                                                                            Actual      Pro Forma
                                                                                           (1)
                                                                           June 30,      June 30,
                                                                             2000          2000
                                                                             ----          ----
Current assets:                                                          (Unaudited)   (Unaudited)
Cash and cash equivalents                                                  $1,458,363    $3,579,787
Accounts receivable, net,                                                      15,735        15,735
Inventory, net                                                              4,630,813     4,630,813
Other current assets                                                          122,110       122,110
                                                                        -------------- ------------

Total current assets                                                        6,227,021     8,348,445

Property and equipment, net                                                   954,724       954,724
Trademarks and patents, net                                                   257,841       257,841
Other assets                                                                   68,309        68,309
                                                                        -------------- ------------

                                                                           $7,507,895    $9,629,319
                                                                       =============== ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable                                                               $  60,872     $  60,872
Accounts payable                                                              746,740       746,740
Deferred revenue                                                            1,092,632     1,092,632
Accrued liabilities                                                           797,582       797,582
Current portion of long term debt                                           2,471,530     2,270,154
Obligations under capital lease, current portion                               13,927        13,927
                                                                        -------------- ------------

Total current liabilities                                                   5,183,283     4,981,907

Long term debt                                                                909,192       909,192
Obligations under capital lease                                                25,729        25,729

Commitments

Stockholders' equity :

Common stock                                                                   89,080       106,680

Additional paid-in capital                                                 57,440,997    59,746,197
Accumulated deficit                                                      (56,140,386)  (56,140,386)
                                                                        -------------- ------------

Total stockholders' equity                                                  1,389,691     3,712,491
                                                                        -------------- ------------

                                                                           $7,507,895    $9,629,319
                                                                       =============== ============

Net Tangible Assets                                                       $ 1,389,691   $ 3,712,491
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(1) The pro forma column presents our unaudited financial information as of June
30, 2000 on a pro forma as adjusted basis to reflect: (i) the completion on
August 25, 2000 of the Private Placement of 1,760,000 Units, each Unit consisting of one share of our common stock and one redeemable common stock purchase warrant, at an offering price of $1.50 per Unit, and the receipt of the net proceeds therefrom; and (ii) the repayment of $201,376 principal amount of certain outstanding long-term debt using a portion of the net proceeds from the
Private Placement.